EXHIBIT 14.1

ONTARIO LOCATION MAP

February 1989


February 1989
ONTARIO LOCATION MAP
N
Manitoba
RED LAKE
PICKLE LAKE
KENORA
DRYDEN
THUNDER BAY
Quebec
TIMMINS
SUDBURY
OTTAWA
SHOAL LAKE PROPERTY
TORONTO
500 kilometres
200 miles